EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

David G. Kreher                     Fred A. Nielson          Al Palombo
Chief Operating Officer             Investor Relations       Cameron Associates
(636) 537-9715                      (636) 733-1314           212-554-5488

        Reliv International Opens 2004 with 67 Percent Gain in Net Profit
                      As 1Q 2004 Net Sales Grow 26 Percent

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, May 4, 2004 -- Reliv International, Inc. (Nasdaq/NM - RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today announced its results of operations for the three months ending March 31, 2004.

Reliv's worldwide net sales grew 26 percent during the first quarter of 2004, to total a record-setting $23.48 million - up from $18.67 million in the same period last year. Net income available to common shareholders advanced at a significantly higher rate, climbing 67 percent to $1.63 million, or $0.11 per share basic ($0.10 per share diluted) in the first quarter. This compares to earnings of $978,000, or $0.07 per share basic ($0.06 per share diluted) in the first quarter of 2003. The 2003 earnings per share have been adjusted for the five-for-four stock split declared in September, 2003.

The company's results were driven by an outstanding performance in the United States, Reliv's largest market - where first quarter net sales grew 30 percent compared to the prior-year period. This was the eighth consecutive quarter in which the company's U.S. sales grew at least 20 percent over the same quarter in the previous year. Several international markets contributed significant sales increases in the first quarter of 2004, as well - including Canada (up 45 percent), the United Kingdom (up 43 percent) and Australia/New Zealand (up 39 percent).

Robert L. Montgomery, President and Chief Executive Officer of Reliv, said, "We're off to a great start in 2004, continuing the strong growth momentum we saw throughout last year. It's both gratifying and exciting to see this company prosper by focusing on the fundamentals of our business. Clearly, there's a lot of consumer demand for the balanced nutrition that Reliv products offer. When you combine those proven products with the exceptional business opportunity we provide to our distributors, the result is outstanding growth."

Mr. Montgomery noted that Reliv continues to see a strong performance in its efforts to recruit new distributors for its marketing network. During the first quarter of 2004, sponsorships grew 20 percent in the U.S., and 14 percent worldwide, compared to the prior-year period, he said.

                                   -- MORE --


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

Reliv International, Inc.
ADD ONE

Reliv International, Inc., based in suburban St. Louis, manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and a line of premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Reliv International's common stock trades on The Nasdaq Stock Market(R) under the symbol RELV.

The Company will host a conference call to discuss the first quarter earnings at 1:00 p.m. Eastern Daylight Time on May 4, 2004. A live webcast of this call will be available through the Investor Relations section of the Company's Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company's Web site in the Investor Relations section shortly after the call concludes. Please access the web site at least 10 minutes before the scheduled conference call to register.

NOTE: Any statement released by Reliv International, Inc. that is forward looking is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospect and performance. This includes economic, competitive, governmental, technological and other factors described in the Company's filings with the SEC on forms 10-K and 10-Q.

                        -- FINANCIAL HIGHLIGHTS FOLLOW -


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

Reliv International, Inc. and Subsidiaries
ADD TWO

Consolidated Balance Sheets

                                                                        March 31     December 31
                                                                            2004            2003
                                                                    ------------    ------------
                                                                     (Unaudited)       (Audited)
Assets
Current Assets:
  Cash and cash equivalents                                         $  9,753,767    $  7,902,508
  Accounts and notes receivable, less allowances of
    $5,000 in 2004 and $8,600 in 2003                                    782,881         751,887
  Accounts due from employees and distributors                           116,756          72,846
  Inventories                                                          5,108,300       4,670,319
  Other current assets                                                 1,848,680       1,024,103
                                                                    ------------    ------------

Total current assets                                                  17,610,384      14,421,663
Other assets                                                           1,153,790         845,382
Net property, plant and equipment                                      9,883,183       9,413,871
                                                                    ------------    ------------

Total Assets                                                        $ 28,647,357    $ 24,680,916
                                                                    ============    ============

Liabilities and Stockholders' Equity

Total current liabilities                                           $ 10,210,878    $  7,165,368
Long-term debt, less current maturities                                3,701,835       3,700,138
Other non-current liabilities                                            785,125         743,032
Stockholders' equity                                                  13,949,519      13,072,378
                                                                    ------------    ------------

Total Liabilities and Stockholders' Equity                          $ 28,647,357    $ 24,680,916
                                                                    ============    ============

Consolidated Statements of Operations
                                                                     Three months ended March 31
                                                                            2004            2003
                                                                    ------------    ------------
                                                                     (Unaudited)     (Unaudited)
Sales at Retail                                                     $ 33,859,141    $ 26,856,164
  Less Distributor allowances on product purchases                    10,381,309       8,184,714
                                                                    ------------    ------------

Net Sales                                                             23,477,832      18,671,450

Costs and expenses:
  Cost of products sold                                                3,854,279       3,307,718
  Distributor royalties and discounts                                  9,320,390       7,255,198
  Selling, general and administrative                                  7,520,950       6,370,984
                                                                    ------------    ------------

Total Costs and Expenses                                              20,695,619      16,933,900
                                                                    ------------    ------------

Income from operations                                                 2,782,213       1,737,550
Other income (expense):
  Interest income                                                         20,470          15,742
  Interest expense                                                       (65,231)        (68,047)
  Other income\expense                                                    14,195         (22,683)
                                                                    ------------    ------------

Income before income taxes                                             2,751,647       1,662,562
Provision for income taxes                                             1,110,000         685,000
                                                                    ------------    ------------

Net Income                                                          $  1,641,647    $    977,562
                                                                    ------------    ------------

Preferred dividends accrued and paid                                      12,292              --
                                                                    ------------    ------------

Net income available to common shareholders                         $  1,629,355    $    977,562
                                                                    ============    ============

Earnings per common share - Basic                                   $       0.11    $       0.07
                                                                    ============    ============
Weighted average shares                                               15,178,000      14,948,000
                                                                    ============    ============

Earnings per common share - Diluted                                 $       0.10    $       0.06
                                                                    ============    ============
Weighted average shares                                               16,959,000      16,645,000
                                                                    ============    ============

2003 earnings per common share and weighted average shares have been adjusted for the five-for-four stock split declared in September 2003.

                                    ** 30 **

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